UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On January 16, 2026, CDT Equity Inc. (the “Company”), entered into a directed stock purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) relating to an equity line of credit facility (the “ELOC”). Pursuant to the Purchase Agreement, the Company will have the right from time to time at its option to sell to the Purchaser up to $25 million of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to certain customary conditions and limitations set forth in the Purchase Agreement, including that (i) the Purchaser shall not be obligated to purchase or acquire any shares of Common Stock that would result in its beneficial ownership exceeding 9.99% of the Company’s then-outstanding voting power and (ii) the Purchaser shall not be obligated to purchase shares of Common Stock if the volume weighted average price for the Common Stock on an Advance Notice Date (as defined in the Purchase Agreement) is less than $1.35 (the “Floor Price”). On each six-month anniversary of the Purchase Agreement, the Floor Price will adjust to the lower of the Nasdaq Official Closing Price for the day prior to the relevant adjustment date, and the average of the Nasdaq Official Closing Price for the five-day period prior to the relevant adjustment date.

Pursuant to the Purchase Agreement, the Company will have the right, but not the obligation, to direct the Purchaser to purchase shares of Common Stock at its sole discretion from time to time until the earlier of (i) the first day of the month following the 36-month period after the effective date of the Purchase Agreement; and (ii) such time as $25 million of Common Stock has been sold to the Purchaser pursuant to the Purchase Agreement. To initiate a purchase, the Company must deliver written notice to the Purchaser before trading begins on any trading day. The purchase price of the shares (the “Share Price”) will be determined based on the timing and conditions of an advance notice (each, an “Advance Notice”). The purchase price pursuant to an Advance Notice shall be 97% of the lowest dollar volume-weighted average price (“VWAP”) of the Company’s Common Stock in the ten trading days immediately prior to closing date of a particular transaction associated with an advance notice, provided that if such average VWAP is below $2.00, the purchase price shall be 95% of the VWAP and if such average VWAP is below $1.00, the purchase price shall be 94% of the VWAP. Notwithstanding such, without the consent of the Purchaser, no closing shall exceed $750,000 or 100% of the product of the daily trading volume of any trading day and the VWAP of that trading day.

Sales of Common Stock to the Purchaser under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of shares of Common Stock and determinations by the Company regarding the use of proceeds of such sales. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at which, the shares of Common Stock are sold to the Purchaser. The Company expects to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes.

Under the terms of the Purchase Agreement, the Company has agreed not to engage in any other “at the market offering” or “equity line of credit” transaction during the term of the Purchase Agreement.

As consideration for the Purchaser’s irrevocable commitment to purchase the shares of Common Stock upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company agreed to issue 204,031 shares of Common Stock to the Purchaser (the “Commitment Shares”). The Commitment Shares shall be payable on the earlier of (i) April 16, 2026 and (ii) the date the Resale Registration Statement (as defined below) is effective.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations. The foregoing description of the Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the Company’s entry into the Purchase Agreement, the Company also entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale (the “Resale Registration Statement”), pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Common Stock that may be sold to the Purchaser under the ELOC and the Commitment Shares. The Company has an obligation to file the Resale Registration Statement with the Securities and Exchange Commission by the 15th calendar day following the Effective Date, and cause the Resale Registration Statement be declared effective by the Securities and Exchange Commission within 45 days of the initial filing date of the Resale Registration Statement.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of the Commitment Shares and the shares of Common Stock the Company may sell under the Purchase Agreement will initially be made pursuant to Section 4(a)(2) under the Securities Act in reliance on representations made by the Purchaser to the Company in the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Equity Purchase Agreement, dated January 16, 2026, by and among the Registrant and the Purchaser
10.2*	Registration Rights Agreement, dated January 16, 2026, by and among the Registrant and the Purchaser
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

January 22, 2026	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer